Exhibit 10.12

MICROSTRATEGY INCORPORATED

Restricted Stock Unit Agreement

Granted Under 2013 Stock Incentive Plan

MicroStrategy Incorporated, a Delaware corporation (the “Company”), hereby grants the following restricted stock units pursuant to its 2013 Stock Incentive Plan.  The terms and conditions attached hereto are also a part hereof.

Notice of Grant

Name of recipient (the “Participant”):
Grant Date:
Number of restricted stock units (“RSUs”) granted:
Number, if any, of RSUs that vest immediately on the Grant Date:
RSUs that are subject to vesting schedule:
Vesting Start Date:

Vesting Schedule:

Vesting Date:	Number of RSUs that Vest:
25% of the RSUs	One-year anniversary of the Vesting Start Date
25% of the RSUs	Two-year anniversary of the Vesting Start Date
25% of the RSUs	Three-year anniversary of the Vesting Start Date
25% of the RSUs	Four-year anniversary of the Vesting Start Date

All vesting is dependent on the Participant remaining an Eligible Participant, as provided herein, and is subject to Section 3(b) below. The Participant shall be an “Eligible Participant” if he or she is an employee, director or officer of, or consultant or advisor to, any entity included in the definition of the Company in the Plan (each, a “Specified Company”).

This grant of RSUs satisfies in full all commitments that the Company has to the Participant with respect to the issuance of stock, stock options or other equity securities.

MICROSTRATEGY INCORPORATED

By:
Name:
Title:

MICROSTRATEGY INCORPORATED

Restricted Stock Unit Agreement

Incorporated Terms and Conditions

1.Award of Restricted Stock Units. In order to incentivize and retain the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Restricted Stock Unit Agreement (this “Agreement”) and in the Company’s 2013 Stock Incentive Plan, as amended (the “Plan”), an award with respect to the number of RSUs set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”).  Each RSU represents the right to receive one share of class A common stock, $0.001 par value per share, of the Company (the “Common Stock”) upon vesting of the RSU, subject to the terms and conditions set forth herein.  To accept this award, the Participant must accept this Agreement within six (6) months of the Grant Date. If this Agreement is not accepted within six (6) months of the Grant Date, the Company’s offer to grant RSUs under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to any RSUs under this Agreement.

2.Definitions.

(a)“Adverse Event” shall mean the occurrence of (x) any material diminution in the Participant’s authority, duties, responsibility, or base compensation, or (y) the requirement by the Company that the Participant be principally located at a place of business that is more than 50 miles from the place of business where the Participant was principally located immediately prior to the Change in Control Event (as defined in paragraph 2(c) below).

(b)“Cause” shall mean cause under applicable law, willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to any Specified Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and any Specified Company), as determined by the Company, which determination shall be conclusive. Notwithstanding the foregoing, if the Participant is party to an employment, consulting or severance agreement with a Specified Company that contains a definition of “cause” for termination of employment or other relationship as an Eligible Participant, “Cause” shall have the meaning ascribed to such term in such agreement. The Participant’s employment or other relationship as an Eligible Participant shall be considered to have been terminated for “Cause” if the Company determines no later than 30 days after the Participant’s termination of employment or other relationship as an Eligible Participant, that termination for Cause was warranted.

(c)A “Change in Control Event” shall mean any of the following, provided that such event constitutes a “change in control event” within the meaning of Section 409A of the Code:

(i)the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company after the date hereof if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for Common Stock, class B common stock, par value $0.001 per share of the Company (“Class B Common Stock”) or other voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (II) any acquisition by any corporation pursuant to a Business Combination (as defined in paragraph 2(b)(iii) below) which complies with clauses (x) and (y) of subsection (iii) of this definition, (III) any transfer by Michael J. Saylor or any of his affiliates (within the meaning of Rule 12b-2 of the Exchange Act) (the “MS Affiliates”) to Michael J. Saylor or any MS Affiliate or (IV) any acquisition by Michael J. Saylor or any MS Affiliate not pursuant to a Business Combination, except for an acquisition that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock; or

(ii)on any date after Michael J. Saylor and the MS Affiliates cease to own in the aggregate more than 50% of the combined voting power of the Outstanding Company Voting Securities (the “Applicable Date”), there is a change in the composition of the board of the Company (the “Board”) that results in the Continuing Directors (as defined below) no longer constituting a majority of the Board (or, if applicable, the board of directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date immediately prior to the Applicable Date or (y) who was nominated or elected subsequent to the Applicable Date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii)the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the outstanding shares of the Common Stock and Class B Common Stock and any other Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Common Stock, Class B Common Stock and such other Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding Michael J. Saylor or any MS Affiliate, any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation or any Person who beneficially owned, directly or indirectly, 50% or more of the combined voting power of the Outstanding Company Voting Securities prior to the Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; provided, however, that for the avoidance of doubt, the consummation of any Business Combination that results in any of the effects described in paragraph (a)(3)(ii)(B) of Rule 13e-3 under the Exchange Act (or any successor provision) with respect to the Common Stock shall be deemed not to satisfy the condition set forth in clause (x).

(d)“Good Reason” shall mean the occurrence of an Adverse Event, in each case, after the Change in Control Event. Notwithstanding the foregoing, an Adverse Event shall not be deemed to constitute Good Reason unless (i) the Participant gives the Company or the Acquiring Corporation, as applicable, notice of termination of employment or other relationship as an Eligible Participant no more than 90 days after the initial occurrence of the Adverse Event, (ii) such Adverse Event has not been fully corrected and the Participant has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s or the Acquiring Corporation’s receipt of such notice and (iii) the Participant’s termination of employment or other relationship as an Eligible Participant occurs within six (6) months following the Company’s or the Acquiring Corporation’s receipt of such notice.

(e)“Date of Termination” shall mean:

(i) in the case of an Eligible Participant who dies, the date of death;

(ii) in the case of an Eligible Participant who resigns or voluntarily terminates employment for any reason other than Good Reason, the date the Eligible Participant first provides notice of resignation/voluntary termination to the Company;

(iii) in all other cases, the date designated by the Company in a written notice to an Eligible Participant, as the day on which that Eligible Participant’s employment relationship with the Company, engagement, office with or provision of services to the Company ceases for any reason whatsoever (whether or not that cessation of employment or service is lawful); and

(iv) in all cases, “Date of Termination” specifically does not mean the date on which any period of notice, which the Company may be required to provide to (or that may be claimed by) that Eligible Participant, expires.  For greater clarity, the Date of Termination will be determined without regard to any applicable notice of termination, severance or termination pay, compensation or indemnity in lieu of notice, wrongful or constructive dismissal damages for the failure to provide reasonable notice, period of salary continuation or of deemed employment or of deemed service, or any claim whatsoever by the Eligible Participant to any of the foregoing (whether express or implied and whether arising under contract or statute or otherwise at law in any manner).

By accepting the RSUs and entering into this Agreement, I acknowledge that I have read and I understand Section 2(e) of this Agreement.

3.Vesting.

(a)The RSUs shall vest in accordance with the Vesting Schedule set forth in the Notice of Grant (the “Vesting Schedule”).  Any fractional shares resulting from the application of any percentages used in the Vesting Schedule shall be rounded down to the nearest whole number of RSUs. Upon each Vesting Date (or, if applicable, an earlier vesting date pursuant to Section 3(b) below, which, in such event, shall also be hereinafter referred to as the “Vesting Date”), the Company shall settle the vested portion of the RSUs and shall therefore, subject to the payment of any taxes pursuant to Section 8(b), (i) issue and deliver to the Participant one share of Common Stock for each RSU that vests on such Vesting Date (the “RSU Shares”) and (ii) enter the Participant’s name as a shareholder of record with respect to the RSU Shares on the books of the Company. Alternatively, the Board may, in its sole discretion, elect to pay cash or part cash and part RSU Shares in lieu of settling the RSUs that vest on such Vesting Date solely in RSU Shares (such discretion of the Board to settle in cash shall not apply to a Participant who is subject to Canadian tax, whose shares must be settled in previously unissued shares). If a cash payment is made in lieu of delivering RSU Shares, the amount of such payment shall be equal to the Fair Market Value (as defined in the Plan) of the RSU Shares as of the Vesting Date less an amount equal to any federal, state, local and other taxes of any kind required to be withheld with respect to the vesting of the RSUs.  The RSU Shares or any cash payment in lieu of RSU Shares will be delivered to the Participant as soon as practicable following each Vesting Date, but in any event within 30 days of such date.

(b)Notwithstanding the provisions of Section 9(b) of the Plan or Section 3(a) above, in the event of a Change in Control Event:

(i)If the Change in Control Event also constitutes a Reorganization Event (as defined in the Plan) and the RSUs are not assumed, or substantially equivalent RSUs substituted, by the Acquiring Corporation, these RSUs shall automatically become vested in full immediately prior to such Change in Control Event; and

(ii)If otherwise, these RSUs shall continue to vest in accordance with the Vesting Schedule; provided, however, that these RSUs shall immediately become vested in full if, on or prior to the first anniversary of the date of the consummation of the Change in Control Event, the Participant’s employment or other relationship as an Eligible Participant with the Company or the Acquiring Corporation is terminated for Good Reason by the Participant or is terminated without Cause by the Company or the Acquiring Corporation.

4.No Future Grants/Forfeiture of Unvested RSUs Upon Cessation of Service.  An Eligible Participant ceases to be eligible to receive further grants of RSUs as of the Date of Termination, and any unvested RSUs held by an Eligible Participant will expire and be forfeited immediately and automatically to the Company as of the Date of Termination, without the payment of any consideration or damages resulting from such forfeiture to the Participant.  The Participant shall have no further rights with respect to the unvested RSUs or any Common Stock that may have been issuable with respect thereto.

By accepting the RSUs and entering into this Agreement, I acknowledge that I have read and I understand Section 4 of this Agreement.

5.Restrictions on Transfer.  The Participant shall not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein. The Company shall not be required to treat as the owner of any RSUs or issue any Common Stock or make any cash payment, to any transferee to whom such RSUs have been transferred in violation of any of the provisions of this Agreement.

6.Rights as a Stockholder.  The Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock that may be issuable with respect to the RSUs until the issuance of the shares of Common Stock to the Participant following the vesting of the RSUs.

7.Provisions of the Plan.  This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

8.Tax Matters.

(a)Acknowledgments; No Section 83(b) Election.  The Participant acknowledges that he or she is responsible for obtaining the advice of the Participant’s own tax advisors with respect to the award of RSUs and the Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the RSUs.  The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the RSUs.  The Participant acknowledges that no election under Section 83(b) of the Internal Revenue Code of 1986, as amended, (the “Code”) is available with respect to RSUs.

(b)Withholding.  The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes or social security contributions of any kind required by law to be withheld with respect to the vesting of the RSUs or otherwise in connection with the RSUs. On each Vesting Date (or other date or time at which the Company is required to withhold taxes or social security contributions associated with the RSUs), the Company will retain from the RSU Shares otherwise issuable on such date a number of shares of Common Stock having a Fair Market Value equal to the Company’s minimum statutory withholding obligation with respect to such taxable event.  If the Company is unable to retain sufficient shares of Common Stock to satisfy such tax withholding obligation, the Participant acknowledges and agrees that the Company or an affiliate of the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.  The Company shall not deliver any RSU Shares to the Participant until it is satisfied that all required withholdings have been made.

By accepting the RSUs and entering into this Agreement, I acknowledge that I have read and I understand Sections 8(a) and (b) of this Agreement.

9.Miscellaneous.

(a)Section 409A.  The RSUs awarded pursuant to this Agreement are intended to be exempt from or comply with the requirements of Section 409A of the Code and the Treasury Regulations issued thereunder (“Section 409A”).  The delivery of RSU Shares on the vesting of the RSUs may not be accelerated or deferred to dates or events other than those set forth herein, unless permitted or required by Section 409A.

(b)No Compensation.  In no circumstances shall the Participant, on ceasing to hold employment or office with his or her employer, be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan or this Agreement which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

By accepting the RSUs and entering into this Agreement, I acknowledge that I have read and I understand Section 9(b) of this Agreement.

(c)Severance Pay.  The grant of the RSUs and the Plan shall be disregarded for the purposes of calculating any end of service severance or other termination payment, to the extent such end-of-service severance or termination payment is due to the Participant.  To be clear, no value will be attributed to any RSUs or any potential grants of RSUs as part of any calculation of a Participant’s notice of termination, severance or termination pay, compensation or indemnity in lieu of notice, wrongful or constructive dismissal damages, damages for the failure to provide reasonable notice, or any claim whatsoever by the Participant to any of the foregoing (whether express or implied and whether arising under contract or statute or otherwise at law in any manner).

By accepting the RSUs and entering into this Agreement, I acknowledge that I have read and I understand Section 9(c) of this Agreement.

(d)Participant’s Acknowledgements.  By accepting the grant of RSUs and entering into this Agreement, the Participant acknowledges that he or she:  (i) has read the entirety of this Agreement, and in particular has read Sections 2(e), 4, 8(a), 8(b), 9(b), 9(c), 10(a), 10(b) and 10(c) of this Agreement; (ii) has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement, and in particular those identified in Sections 2(e), 4, 8(a), 8(b), 9(b)

and 9(c) of this Agreement; (iv) can read and understand English and does not require this Agreement, the Plan or any related documentation to be translated into any other language; (v) is fully aware of the legal and binding effect of this Agreement; (vi) agrees that in accepting this award, he or she will be bound by any clawback policy that the Company may adopt in the future.  Neither the Company nor any employee of the MicroStrategy group can advise the Participant on whether the Participant should participate in the Plan or accept the grant of the RSUs, or provide the Participant with any legal, tax or financial advice with respect to the grant of RSUs; and (vii) the Participant waives irrevocably any right to assert that the terms of the Plan and/or the Agreement should not be binding because they were not brought to the Participant’s attention, were not read by the Participant, or were not understood by the Participant, even if before executing the Agreement and/or accepting the RSUs the Participant did not in fact fully read or understand the Plan and/or the Agreement.  To accept this award, the Participant acknowledges that they must accept this Agreement within six (6) months of the Grant Date. If this Agreement is not accepted within six (6) months of the Grant Date, the Company’s offer to grant RSUs under this Agreement will be withdrawn and cease to be in effect and the Participant shall have no rights to any RSUs under this Agreement.

10.Data Privacy.

(a)Personal Information.  In connection with this Agreement and the grant of RSUs, the Company may collect, process, use and/or disclose personal information about the Participant.  Any such information will be collected, processed, used and/or disclosed in accordance with the Privacy Policy provided to the Participant and available from the Company’s legal department.  The processing of personal information in order to implement, administer, and manage the Plan is justified by reasons other than consent, as explained in the Privacy Policy.

By accepting the RSUs and entering into this Agreement, I acknowledge that I have read and I understand Section 10(a) of this Agreement.

(b)Transfer of Personal Information.  In connection with this Agreement and the grant of RSUs, the Company may transfer any personal information referred to in Section 10(a) above outside or within the country in which the Participant works or is employed, including, with respect to non-U.S. resident Participants, to the United States of America, to transferees as described in the Privacy Policy.  The transfer of personal information in order to implement, administer, and manage the Plan is justified by reasons other than consent, as explained in the Privacy Policy.

By accepting the RSUs and entering into this Agreement, I acknowledge that I have read and I understand Section 10(b) of this Agreement.

(c)Participants who reside in Alberta and Quebec hereby give explicit consent to the transfer of personal information to the United States of America in order to implement, administer, and manage the Plan.

By accepting the RSUs and entering into this Agreement, I acknowledge that I have read and I understand Section 10(c) of this Agreement.

11.Language. The participant has expressly requested that this Agreement and related documents be drawn up in English. Le Participant a expressément requis que le présent Contrat et les documents y reliés soient rédigés en anglais.

By accepting the RSUs and entering into this Agreement, I acknowledge that I have read and I understand Section 11 of this Agreement.

*****

The terms and conditions of this Agreement have been accepted by:

###PARTICIPANT_NAME###

Dated: ###ACCEPTANCE_DATE###